December 28, 2007

Securities and Exchange
Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made
by Eaton Vance Equity Research
Fund (copy attached), which we
understand will be filed with the
Securities and Exchange
Commission, pursuant to Item 77K
of Form N-SAR, as part of the
Form N-SAR of Eaton Vance
Equity Research Fund dated
December 28, 2007.  We agree with
the statements concerning our Firm
in such Form N-SAR.

Very truly yours,



PricewaterhouseCoopers LLP















Eaton Vance Management


The Eaton Vance Building
255 State Street, Boston, MA 02109
(617) 482-8260



December 14, 2007

PricewaterhouseCoopers LLP
125 High Street
Boston, Massachusetts 02110

Dear Sirs:

In accordance with the requirements
of item 304 of Regulation S-K,
please provide us with a letter(s)
from your firm addressed to the
Securities and Exchange
Commission stating your agreement
with the statements made in the
enclosed attachments with respect to
certain Eaton Vance Funds and
Portfolios as referred to therein.

A copy of your letter will be filed
with the Securities and Exchange
Commission, along with the
applicable statement as attached, as
an exhibit to the respective Fund's or
Portfolio's next Form N-SAR for the
period ended October 31, 2007 (in
accordance with Item 77K of Form
N-SAR).

Sincerely,



Barbara E. Campbell
Vice President, Eaton Vance
Management













Applicable to Eaton Vance Equity
Research Fund and Eaton Vance
Strategic Income Fund:

OTTHER MATTERS

Change in Independent Registered
Public Accounting Firm

On August 6, 2007,
PricewaterhouseCoopers LLP
resigned in the ordinary course as the
independent registered public
accounting firm for the Fund.

The reports of
PricewaterhouseCoopers LLP on the
Fund's financial statements for each
of the last two fiscal years contained
no adverse opinion or disclaimer of
opinion and were not qualified or
modified as to uncertainty, audit
scope or accounting principle.  There
have been no disagreements with
PricewaterhouseCoopers LLP during
the Fund's two most recent fiscal
years and any subsequent interim
period on any matter of accounting
principles or practices, financial
statement disclosure or auditing
scope or procedure, which
disagreements if not resolved to the
satisfaction of
PricewaterhouseCoopers LLP, would
have caused them to make reference
thereto in their reports on the Fund's
financial statements for such years,
and there were no reportable events
of the kind described in Item 304
(a)(1)(v) of Regulation S-K under the
Securities Exchange Act of 1934, as
amended.

At a meeting held on August 6, 2007,
based on Audit Committee
recommendations and approvals, the
full Board of Trustees of the Fund
approved Deloitte & Touche LLP as
the Fund's independent registered
public accounting firm for the fiscal
year ending October 31, 2007.  To
the best of the Fund's knowledge, for
the fiscal years ended October 31,
2006 and October 31, 2005, and
through August 6, 2007, the Fund
did not consult with Deloitte &
Touche LLP on items which
concerned the application of
accounting principles to a specified
transaction, either completed or
proposed, or the type of audit
opinion that might be rendered on
the Fund's financial statements or
concerned the subject of a
disagreement (as defined in
paragraph (a)(1)(iv) of Item 304 of
Regulation S-K) or reportable events
(as described in paragraph (a)(1)(v)
of Item 304 of Regulation S-K).